Exhibit 23(i)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 033-83940, 333-80043, 333-93301, 333-32674, 333-45868, and 333-52450 of Internet
Commerce Corporation on Form S-3 of our report dated October 29, 2001, appearing in this Annual Report on Form 10-K of Internet Commerce Corporation for the year ended July 31, 2001.

/s/Deloitte & Touche LLP
New York, New York
October 29, 2001